As filed with the Securities and Exchange Commission on July 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACIFICORP

(Exact name of registrant as specified in its charter)

Oregon	93-0246090
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

825 N.E. Multnomah Street

Portland, Oregon 97232

888-221-7070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nikki L. Kobliha

Director, Senior Vice President, Chief Financial Officer and Treasurer, PacifiCorp

825 N.E. Multnomah Street, Suite 1900

Portland, Oregon 97232

888-221-7070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Karen J. Kruse Vice President and General Counsel, Pacific Power 825 N.E. Multnomah Street, Suite 2000 Portland, Oregon 97232 (503) 813-5863	M. Christopher Hall Allison C. Handy Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, Oregon 97209 (503) 727-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

PACIFICORP

FIRST MORTGAGE BONDS

UNSECURED DEBT SECURITIES

PacifiCorp, an Oregon corporation, may from time to time offer first mortgage bonds and unsecured debt securities (together, the “securities”) in one or more issuances or series at prices and on terms to be determined at the time of sale.

We will provide specific terms of the securities, including, as applicable, the amount offered, offering prices, interest rates, maturities and redemption or repurchase provisions, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

We may sell the securities directly to purchasers or through agents designated from time to time or through one or more underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section in this prospectus provides more information on this topic.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement relating to the securities offered.

Investing in our securities involves risks. See the “Risk Factors” section beginning on page 3 of this prospectus for information on certain matters you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 25, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement related to offered securities, you should rely on the information contained in that prospectus supplement.

Unless otherwise indicated or unless the context otherwise requires, in this prospectus, the words “PacifiCorp,” “Company,” “we,” “our” and “us” refer to PacifiCorp, an Oregon corporation, and its subsidiaries.

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement. See “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of the prospectus supplement or that the information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition and results of operations may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the additional information referred to under the heading “Where You Can Find More Information” may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed, including through incorporation by reference, in this prospectus. This information, by its nature, involves estimates, projections, forecasts, risks and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements found in this prospectus and the documents incorporated by reference in this prospectus.

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our filings with the SEC, including the Form 10-K, the Form 10-Q and the Forms 8-K incorporated by reference in this prospectus, and we refer you to those reports for further information.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made. The forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are qualified in their entirety by the preceding cautionary statements.

THE COMPANY

PacifiCorp, an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company (“BHE”), is a U.S. regulated electric utility company headquartered in Oregon that serves retail electric customers in portions of Utah, Oregon, Wyoming, Washington, Idaho and California. We are principally engaged in the business of generating, transmitting, distributing and selling electricity. Our combined service territory includes diverse regional economies across six states. No single segment of the economy dominates the combined service territory, which helps mitigate our exposure to economic fluctuations. In the eastern portion of the service territory, consisting of Utah, Wyoming and southeastern Idaho, the principal industries are manufacturing, mining or extraction of natural resources, agriculture, technology, recreation and government. In the western portion of the service territory, consisting of Oregon, southern Washington and northern California, the principal industries are agriculture, manufacturing, forest products, food processing, technology, government and primary metals. In addition to retail sales, we buy and sell electricity on the wholesale market with other utilities, energy marketing companies, financial institutions and other market participants to balance and optimize the economic benefits of electricity generation, retail customer loads and existing wholesale transactions. Certain of our subsidiaries support our electric utility operations by providing coal mining services.

Our operations are conducted under numerous franchise agreements, certificates, permits and licenses obtained from federal, state and local authorities. Several of these franchise agreements allow the municipality the right to seek amendment to the franchise agreement at a specified time during the term. We generally have an exclusive right to serve electric customers within our service territories and, in turn, have an obligation to provide electric service to those customers. In return, the state utility commissions have established rates on a cost-of-service basis, which are designed to allow us an opportunity to recover our costs of providing services and to earn a reasonable return on our investments.

We were incorporated under the laws of the state of Oregon in 1989 and our principal executive offices are located at 825 N.E. Multnomah Street, Suite 2000, Portland, Oregon 97232, our telephone number is (888) 221-7070 and our internet address is http://www.pacificorp.com. We deliver electricity to customers in Utah, Wyoming and Idaho under the trade name Rocky Mountain Power and to customers in Oregon, Washington and California under the trade name Pacific Power.

All shares of our common stock are indirectly owned by BHE. We also have shares of preferred stock outstanding that are subject to voting rights in certain limited circumstances.

For additional information concerning our business and affairs, including our capital requirements, external financing arrangements and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus as described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”

RISK FACTORS

Investing in our securities involves risk. Before purchasing any securities we offer, you should carefully consider the risk factors described in our periodic reports filed with the SEC, as well as the other information contained in this prospectus, any prospectus supplement and the information incorporated by reference herein in order to evaluate an investment in our securities. See “Forward-Looking Statements”, “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. Additional risks and uncertainties that are not yet identified or that we currently believe are immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds to be received by us from the issuance and sale of the securities will initially become part of our general funds and will be used for capital expenditures or utility asset purchases, to repay all or a portion of our short- or long-term borrowings and for general corporate purposes.

DESCRIPTION OF FIRST MORTGAGE BONDS

This section of this prospectus describes the general terms and provisions of the first mortgage bonds that we may offer, which may be issued from time to time in one or more series. For a description of unsecured debt securities that we may offer, see “Description of Unsecured Debt Securities.” When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of first mortgage bonds.

General

We may issue first mortgage bonds from time to time under our Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented (the “Mortgage”), with The Bank of New York Mellon Trust Company, N.A. (as successor trustee to JPMorgan Chase Bank, N.A.) (the “Mortgage Trustee”). The following summary is subject to the provisions of and is qualified by reference to the Mortgage, a copy of which is incorporated by reference as an exhibit to this Registration Statement. Whenever particular provisions or defined terms in the Mortgage are referred to in the following summary, those provisions or defined terms are found in the Mortgage. Section and Article references used below are references to provisions of the Mortgage unless we otherwise note. When we refer to “bonds” in this section, we refer to all first mortgage bonds issued under the Mortgage, including any bonds that may be offered pursuant to this prospectus.

We expect to issue bonds in the form of fully registered bonds and, except as may be set forth in any prospectus supplement, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. The bonds may be transferred without charge, other than for applicable taxes or other governmental charges, at the offices of the Mortgage Trustee. See “Global Securities.”

Maturity and Interest Payments

The prospectus supplement relating to any bonds will set forth the date or dates on which those bonds will mature, the rate or rates per annum at which those bonds will bear interest and the times at which any interest will be payable. Those terms, as well as other terms and conditions of the bonds, including those related to redemption and purchase referred to under “Redemption or Purchase of Bonds” below, will be established by us at the time we issue the bonds.

Redemption or Purchase of Bonds

The prospectus supplement relating to any particular series of bonds will set forth the redemption or repurchase terms and other specific terms of those bonds.

If we elect or are required to redeem all or part of the bonds, we will provide a notice of redemption in accordance with the Mortgage at least 10 days prior to the redemption date unless otherwise provided in a supplemental indenture to the Mortgage. A failure to duly give notice to any bondholder will not affect the validity of the redemption of any other bond. A notice of redemption may be subject to the receipt of the redemption amount by the Mortgage Trustee on or before the date fixed for redemption and will be of no effect unless the redemption amount is received. If the redemption amount is held by the Mortgage Trustee for redemption, on and after the redemption date the bonds subject to redemption will cease to bear interest and will cease to be entitled to the lien of the Mortgage. (Section 12.02)

We may request that cash deposited under any provisions of the Mortgage be applied (with specific exceptions) to the redemption or repurchase of bonds of any series. (Section 7.03, Section 12.05 and Section 13.06)

There is no sinking or analogous fund in the Mortgage.

Security and Priority

The bonds will be issued under the Mortgage and secured by a first mortgage lien on certain utility property owned from time to time by us. Any bonds issued will be equally and ratably secured with all other bonds issued under the Mortgage.

The Mortgage excepts from its lien, among others, all cash and securities (except as specifically deposited with the Mortgage Trustee in certain circumstances); equipment, materials or supplies held for sale or other disposition; any fuel and similar consumable materials and supplies; automobiles, other vehicles, aircraft, boats and vessels; timber, crops, minerals, mineral rights and royalties; receivables, general intangibles, contracts, leases and operating agreements (except those specifically pledged); electric energy, gas, water, steam and other products for sale, distribution or other use; natural gas wells and leases; gas transportation lines or other property used in the sale of natural gas to customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and our interest in the Wyodak coal-fueled generation facility. The lien of the Mortgage is also subject to Excepted Encumbrances, including tax and construction liens, purchase money liens, certain rights of and obligations to public authorities and others, certain easements, restrictions, exceptions or reservations related to our property and rights of way, and other specific exceptions. (Section 1.06) We have reserved the right, without any consent or other action by holders of bonds of the Ninth Series or any subsequently created series of bonds, to amend the Mortgage in order to except from the lien of the Mortgage allowances allocated to steam-electric generating plants owned by us, or in which we have interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, as now in effect or as hereafter supplemented or amended. (See Section 5.01 of the Thirty-Fifth Supplemental Indenture)

The Mortgage subjects after-acquired property to the mortgage lien, generally subject to the exceptions discussed above. In addition, after-acquired property may be subject and subordinate to a Class “A” Mortgage, purchase money mortgages and other liens or defects in title. A Class “A” Mortgage is a mortgage or similar indenture of a company that is merged into or consolidated with us and designated by us as a Class “A” Mortgage. (Section 1.02)

The Mortgage provides that the Mortgage Trustee shall have a lien on the mortgaged property, prior to the holders of bonds, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Section 19.09)

Issuance of Bonds

An unlimited principal amount of bonds may be issued under the Mortgage. Bonds of any series may be issued from time to time on the basis of:

(1)   70% of the cost or fair value of qualified Property Additions after certain adjustments, as determined in accordance with the terms of the Mortgage;

(2)   Class “A” Bonds (which need not bear interest) issued under a Class “A” Mortgage delivered to the Mortgage Trustee;

(3)   retirement of bonds or certain prior lien bonds; and/or

(4)   deposits of cash.

With certain exceptions in the case of clauses (2) and (3) above, the issuance of bonds is subject to our Adjusted Net Earnings for 12 consecutive months out of the preceding 15 months, before interest expense and income taxes, being at least twice the Annual Interest Requirements on all outstanding bonds issued under the Mortgage, all outstanding Class “A” Bonds not held by the Mortgage Trustee, all other indebtedness secured by a lien prior to the lien of the Mortgage and all bonds then applied for in pending bond issuance applications under the Mortgage. In general, interest on variable interest bonds, if any, is calculated using the rate then in effect. (Section 1.07 and Articles IV through VII)

Property Additions generally include property used in generating, transmitting, transporting, supplying and managing the use of energy or fuel in any form, other than, generally, property excepted from the Mortgage as described above such as fuel, rolling stock, property which is chargeable as an operating expense, and property used principally for the production or gathering of natural gas. (Section 1.04)

Release and Substitution of Property

Property subject to the Mortgage may be released generally on the basis of:

(1)   the release of that property from a Qualified Lien;

(2)   the deposit of cash, outstanding bonds or, to a limited extent, purchase money mortgages;

(3)   Property Additions, after making adjustments for certain prior lien bonds outstanding against Property Additions; and/or

(4)   a waiver of the right to issue bonds on the basis of bond retirements.

Funded Cash, as defined in Section 1.05 of the Mortgage, may be withdrawn upon the bases stated in (3) and (4) above. The Mortgage contains special provisions with respect to certain prior lien bonds deposited and disposition of moneys received in respect of deposited prior lien bonds. In addition, the Mortgage provides an alternative provision (Section 13.04) for release of property that does not constitute Funded Property (generally, “Funded Property” is property that was used as the basis for bond issuances or other property releases). This alternative provision does not require any of the basis for release described above and instead requires, among other conditions, the amount of outstanding bonds to not exceed 70% of the fair value of the then Funded Property at the time of the release. (Sections 1.05, 7.02, 9.05, 10.01 through 10.04 and 13.03 through 13.09)

Merger, Consolidation, Conveyance, Transfer or Lease

We may consolidate or merge with any company carrying on a similar business as us, or convey, transfer or lease all or substantially all of our property to another company, generally provided that the action fully preserves and does not impair the lien of the Mortgage or the rights of the Mortgage Trustee and bondholders. (Section 18.01) In those circumstances, the Mortgage will not be required to become a lien upon any of the properties owned or thereafter acquired by the successor company. (Section 18.03) The Mortgage further provides that in the event of the merger or consolidation of another company with or into us or the conveyance or transfer to us by another company of all or substantially all of that company’s property that is of the same character as Property Additions, as defined in the Mortgage, an existing mortgage constituting a first lien on operating properties of that other company may be designated by us as a Class “A” Mortgage. (Section 11.06) Bonds thereafter issued pursuant to the additional mortgage would be Class “A” Bonds and could provide the basis for the issuance of bonds under the Mortgage.

Certain Covenants

The Mortgage contains a number of covenants by us for the benefit of the holders of the bonds, including provisions requiring us to maintain the mortgaged property as an operating system or systems capable of engaging in all or any of the generating, transmission, distribution or other utility businesses described in the Mortgage. (Article IX)

Dividend Restrictions

The Mortgage provides that we may not declare or pay dividends (other than dividends payable solely in shares of our common stock) on any shares of our common stock if, after giving effect to the declaration or payment, we would not be able to pay our debts as they become due in the usual course of business. (Section 9.07)

Foreign Currency Denominated Bonds

The Mortgage authorizes the issuance of bonds denominated in foreign currencies, provided that we deposit with the Mortgage Trustee a currency exchange agreement with an entity having, at the time of the deposit, a financial rating at least as high as our financial rating that, in the opinion of an independent accountant, appraiser or other expert, gives us at least as much protection against currency exchange fluctuation as is usually obtained by similarly situated borrowers. (Section 2.03) We believe that this type of currency exchange agreement will provide effective protection against currency exchange fluctuations. However, if the other party to the exchange agreement defaults and the foreign currency is valued higher at the date of maturity than at the date of issuance of the relevant bonds, holders of those bonds would have a claim on our assets that is greater than the claim to which holders of dollar-denominated bonds issued at the same time would be entitled.

The Mortgage Trustee

The Bank of New York Mellon Trust Company, N.A. or its affiliates may act as a lender, trustee or agent under other agreements and indentures involving us and our affiliates.

Modification

The rights of bondholders may be modified with the consent of holders of at least 60% of the principal amount of the bonds outstanding, or, if not all series of bonds are adversely affected, the consent of the holders of at least 60% of the principal amount of the outstanding bonds adversely affected. In general, no modification of the terms of payment of principal, premium, if any, or interest and no modification permitting the creation of a lien ranking prior to or on a parity with the lien of the Mortgage or reducing the percentage required for modification is effective against any bondholder without the consent of the holder. (Section 21.07)

Unless we are in default in the payment of the interest on any bonds then Outstanding under the Mortgage or there is a Default under the Mortgage, the Mortgage Trustee generally is required to vote Class “A” Bonds held by it with respect to any amendment of the applicable Class “A” Mortgage proportionately with the vote of the holders of all Class “A” Bonds then actually voting. (Section 11.03)

Defaults and Notice Thereof

“Defaults” are defined in the Mortgage as:

(1)   default in payment of principal;

(2)   default for 60 days in payment of interest or an installment of any fund required to be applied to the purchase or redemption of any bonds;

(3)   default in payment of principal or interest with respect to certain prior lien bonds beyond any grace period;

(4)   certain events in bankruptcy, insolvency or reorganization;

(5)   default in other covenants for 90 days after notice; or

(6)   the existence of any default under a Class “A” Mortgage that permits the declaration of the principal of all the bonds secured by the Class “A” Mortgage and the interest accrued thereupon due and payable. (Section 15.01)

An effective default under any Class “A” Mortgage or under the Mortgage will result in an effective default under all those mortgages. The Mortgage Trustee may withhold notice of default (except in payment of principal, interest or funds for retirement of bonds) if it determines that it is not detrimental to the interests of the bondholders. (Section 15.02)

The Mortgage Trustee or the holders of 25% of the principal amount of the bonds outstanding may declare the principal and interest due and payable on Default, but a majority may annul the declaration if the Default has been cured. (Section 15.03) No holder of bonds may enforce the lien of the Mortgage unless the Mortgage Trustee is given written notice of a Default and the Mortgage Trustee fails to act after the holders of 25% of the principal amount of the bonds outstanding have requested in writing the Mortgage Trustee to act, offered it reasonable opportunity to act and offered an indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred when enforcing the lien. (Section 15.16) The holders of a majority of the bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee or exercising any trust or power conferred on the Mortgage Trustee, although the Mortgage Trustee has the right to decline to follow the direction if it involves personal liability or would be unjustifiably prejudicial to nonassenting bondholders, among other reasons. (Section 15.07) The Mortgage Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured. (Section 19.08)

Defeasance

Under the terms of the Mortgage, we will be discharged from any and all obligations under the Mortgage in respect of the bonds of any series if we deposit with the Mortgage Trustee, in trust, moneys or government obligations, in an amount sufficient to pay all the principal of, premium (if any) and interest on, the bonds of those series or portions thereof, on the redemption date or maturity date thereof, as the case may be. The Mortgage Trustee need not accept the deposit unless it is accompanied by an opinion of counsel to the effect that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or, (b) since the date of the Mortgage, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the holders of the bonds or the right of payment of interest thereon (as the case may be) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, and/or ensuing discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if the deposit and/or discharge had not occurred. (Section 20.02)

Upon the deposit, our obligation to pay the principal of (and premium, if any) and interest on those bonds shall cease, terminate and be completely discharged and the holders of such bonds shall thereafter be entitled to receive payment solely from the funds deposited. (Section 20.02)

DESCRIPTION OF UNSECURED DEBT SECURITIES

This section of this prospectus describes the general terms and provisions of the unsecured debt securities that we may offer, which may be issued as senior unsecured debt securities or subordinated unsecured debt securities (which may include junior subordinated unsecured debt securities, senior subordinated unsecured debt securities and subordinated unsecured debt securities of any other relative ranking). For a description of the first mortgage bonds that we may offer, see “Description of First Mortgage Bonds.” When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of unsecured debt securities.

General

We may issue senior debt securities or subordinated debt securities, in addition to the first mortgage bonds described under “Description of First Mortgage Bonds.” Both the senior debt securities and the subordinated debt securities will be our direct unsecured obligations. The senior debt securities and the subordinated debt securities will be issued under a senior indenture and a subordinated indenture, respectively, in each case between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indentures does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the forms of indentures (copies of which are filed as exhibits to the registration statement of which this prospectus is a part). Except to the extent set forth in a prospectus supplement for a particular series of debt securities, the indentures, as amended or supplemented from time to time, will be substantially similar to the forms of indentures filed as exhibits to the registration statement and described below.

Prospectus Supplement

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms may include:

•	the title of the series of debt securities;

•	whether the series of debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•	the rate or rates of interest, if any, which will be borne by such debt securities, which may be fixed or variable;

•	the date from which interest will accrue;

•	the record date for interest payable on the debt securities;

•	the maturity date of the debt securities;

•	the dates when, places where and manner in which principal, premium, if any, and interest will be payable;

•	the securities registrar if other than the trustee;

•	the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•	the terms of any redemption at the option of holders of the debt securities;

•	the denominations in which the debt securities are issuable;

•	whether the debt securities will be represented by a global security and the terms of any such global security;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	any events of default, covenants or defined terms in addition to or in lieu of those set forth in the applicable indenture;

•	whether and upon what terms the debt securities may be defeased;

•	any rights that would allow an interest payment date in connection with any series of debt securities to be deferred or extended;

•	any special tax implications of the debt securities; and

•	any other terms in addition to or different from those contained in the applicable indenture.

The debt securities may bear interest at a fixed or a floating rate, or may bear no interest. Debt securities bearing no interest or bearing interest at a rate below the prevailing market rate at the time of issuance may be deemed to be issued at a discount below their stated principal amount. Further, the holders of any debt securities as to which we have the right to defer interest may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Material federal income tax consequences may result from any such deemed original issue discount or interest deferrals. Any such material federal income tax consequences will be described in the applicable prospectus supplement.

Ranking of Senior Debt Securities; Ranking of Subordinated Debt Securities

The senior debt securities will rank senior to our subordinated debt securities and any of our other indebtedness that by its terms is subordinated in right of payment to the senior debt securities. In addition, the senior debt securities will rank pari passu in right of payment with our other senior indebtedness, but will effectively rank junior to our senior secured indebtedness, including the first mortgage bonds described in this prospectus, to the extent of the value of the collateral securing such senior secured indebtedness.

The subordinated debt securities will be subordinate and junior in right of payment to the senior debt securities, the first mortgage bonds described in this prospectus and all of our other current and future senior debt. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.

Neither the subordinated indenture nor the senior indenture will limit the amount of senior debt (whether secured or unsecured) that we can incur, and the mortgage bond indenture will not limit the amount of senior unsecured debt that we can incur.

Redemption or Repurchase

The prospectus supplement relating to any particular series of debt securities will set forth the redemption or repurchase terms and other specific terms of those debt securities.

If we elect or are required to redeem all or part of any series of debt securities, we will provide a notice of redemption at least 10 days prior to the redemption date. A failure to duly give notice to any applicable holder will not affect the validity of the redemption of any other debt securities. A notice of redemption may be subject to the receipt of the redemption amount by the applicable trustee on or before the date fixed for redemption and will be of no effect unless the redemption amount is received. If the redemption amount is held by the applicable trustee for redemption, on and after the redemption date the debt securities subject to redemption will cease to bear interest.

Consolidation, Merger, Conveyance, Transfer or Lease

We may consolidate or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another corporation or other entity. Any successor must, however, (i) be organized under the laws of the United States, any state there of or the District of Columbia, and (ii) assume our obligations under any outstanding series of debt securities and the indentures applicable thereto. When those conditions are satisfied, the successor will succeed to and be substituted for us under the applicable indenture, and we will be relieved of our obligations under such indenture and any debt securities issued thereunder.

Events of Default

Except as described in the applicable prospectus supplement, the following will constitute events of default under the applicable indenture:

•	we fail to pay interest on the applicable series of debt securities when due and such failure continues for 30 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of debt securities that permit such deferral;

•	we fail to pay principal of, and premium, if any, on the applicable series of debt securities when due;

•	we breach any other covenant or representation in the applicable indenture and such breach continues for 90 days (such period to be extended if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

•	a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or

•	we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

Upon the occurrence and continuance of an event of default under an indenture with respect of a series, the trustee or holders of a majority in aggregate principal amount of the applicable series of debt securities may declare such debt securities to be immediately due and payable. After the declaration of acceleration has been made with respect to any series and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled if:

•	the Company has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the trustee; and

•	all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

Prior to acceleration, holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal, premium, if any, or interest and (2) an event of default related to a covenant or other provision of the applicable unsecured indenture that cannot be modified without the consent of each holder of unsecured debt securities affected thereby

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture at the request or direction of any of the holders pursuant to the applicable indenture, unless such holders shall have offered to the trustee security and/or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance

Upon our written request, each indenture with respect to any series of debt securities shall be satisfied and discharged (except as to certain surviving rights and obligations specified in such indenture) when:

•	either all debt securities have been delivered to the applicable trustee for cancellation or all debt securities not delivered to the applicable trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year (at maturity or due to redemption) and we have irrevocably deposited with such trustee money or government obligations sufficient (without reinvestment of interest earned thereon) to pay and discharge the debt securities to the applicable date of maturity or redemption (including principal, any premium and interest thereon);

•	no event of default shall have occurred and be continuing on the date of the deposit or, in the case of any cross-acceleration default or judgment default, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•	we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

Each indenture provides that we may be:

•	discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in such indenture, such a discharge being called a “legal defeasance” in this prospectus; and

•	released from its obligations under certain restrictive covenants established with respect to any series of debt securities, as described in such indenture, such a release being called a “covenant defeasance” in this prospectus.

We must satisfy certain conditions to effect a legal defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the applicable trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money (without reinvestment of interest earned thereon) to pay the principal and any premium and interest on those debt securities on the stated maturity date for payment thereof or upon the applicable redemption date, as the case may be. We must also deliver to the applicable trustee an opinion of counsel stating that, under then-existing United States federal income tax law, the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance.

Following a legal defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the applicable indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which we have been released. A legal defeasance may occur after a covenant defeasance.

Option to Extend Interest Payment Period

To the extent specified in the applicable prospectus supplement or other offering materials, we may elect to defer interest payments on the debt securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an extension period). Other details regarding the extension period will also be specified in the applicable prospectus supplement or other offering materials. No extension period may extend beyond the maturity of the applicable series of debt securities. At the end of the extension period(s), we will pay all then accrued and unpaid interest.

Modifications to the Indenture

Except as otherwise set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to provisions which allow us and the trustee to amend the applicable unsecured indenture without the consent of any holder of unsecured debt securities for the following purposes:

•	to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions, provided that the amended provision shall not adversely affect the interests of holders of outstanding unsecured debt securities in any material respect;

•	to add covenants, events of default or collateral, or to surrender a right or power conferred upon us in the applicable unsecured indenture;

•	to establish the form of additional unsecured debt securities in accordance with the terms of the applicable unsecured indenture;

•	to evidence the succession of another company to us and the assumption by the successor of our obligations under the applicable unsecured indenture;

•	to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•	to permit the trustee to comply with any duties imposed upon it by law;

•	to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the unsecured debt securities; and

•	to change or eliminate any of the provisions of the applicable unsecured indenture, so long as the change or elimination becomes effective only when there are no unsecured debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

Except as set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to certain provisions which allow us and the trustee to amend the applicable unsecured indenture for any other purpose with the consent of holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities, other than amendments which:

•	change the stated maturity of the applicable series of unsecured debt securities;

•	reduce the principal amount of the applicable series of unsecured debt securities;

•	reduce the interest rate for the applicable series of unsecured debt securities;

•	extend the dates for scheduled payments of principal and interest on the applicable series of unsecured debt securities;

•	impair the right of a holder of the applicable series of unsecured debt securities to institute suit for the payment of its unsecured debt securities; or

•	reduce the percentage of holders of unsecured debt securities required to consent to amendments or waive defaults under the applicable unsecured indenture.

The items described in the first five bullets above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be, affected by the amendment. The item described in the last bullet above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be.

In addition, any amendment to, or waiver of, the provisions of the unsecured subordinated indenture relating to subordination that adversely affects the rights of the holders of the subordinated unsecured debt securities will require the consent of the holders of at least 75% in aggregate principal amount of subordinated unsecured debt securities then outstanding.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited) or stockholder of the Company, as such, will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases  all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.

GLOBAL SECURITIES

The securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the securities represented by the global security for all purposes under the securities and the applicable indenture. Except in the limited circumstances described below, owners of beneficial interests in a global security:

•	will not be entitled to have the securities registered in their names;

•	will not be entitled to physical delivery of certificated securities; and

•	will not be considered to be holders of those securities under the securities or the applicable indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests held by participants on behalf of other persons.

Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Exchange of Global Securities for Certificated Securities

Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for securities in certificated form only in the following circumstances:

•	if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Exchange Act and we do not appoint a replacement depositary within 90 days;

•	an event of default under the applicable indenture has occurred and is continuing; or

•	if we determine, subject to the procedures of the depositary, that a series of the securities will no longer be represented by global securities.

If any global securities are exchangeable for certificated securities as described above, we will execute, and the applicable trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters, dealers or agents, or directly to one or more purchasers. The prospectus supplement with respect to the securities being offered will set forth the specific terms of the offering of those securities, including the name or names of any underwriters, dealers or agents, the purchase price of those securities and the proceeds to us from the sale, any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters. Those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Any underwriting compensation paid by us to the underwriters or agents in connection with an offering of securities, and any discounts, concessions or commissions allowed by underwriters to dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to specific conditions, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If a dealer is used in the sale of any securities, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer involved in a particular offering of securities and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the prospectus supplement relating to that offering.

The securities may be sold directly by us or through agents designated by us from time to time. We will describe the terms of any direct sales in a prospectus supplement. Any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any of the securities will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offer or sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

In connection with a particular underwritten offering of securities, and in compliance with applicable law, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the classes or series of securities offered, including stabilizing transactions and syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. A description of these activities, if any, will be set forth in the prospectus supplement relating to that offering.

Underwriters, dealers or agents and their associates may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

We will indicate in a prospectus supplement the extent to which we anticipate that a secondary market for the securities will be available. Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any securities on a national securities exchange. If the securities are sold to or through underwriters, the underwriters may make a market in such securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the securities.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of, and any discounts and commissions received by them and any profit realized by them on resale of those securities may be deemed to be underwriting discounts and commissions under, the Securities Act. Subject to some conditions, we may agree to indemnify the several underwriters, dealers or agents and their controlling persons against specific civil liabilities, including liabilities under the Securities Act, or to contribute to payments that person may be required to make in respect thereof.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our securities.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement filed with the SEC. The registration statement contains additional information and exhibits not included in this prospectus and refers to documents that are filed as exhibits to other SEC filings. We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our SEC filings can also be accessed through our website at http://www.pacificorp.com. The information found on our website, other than any of our SEC filings that are incorporated by reference herein, is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (but only to the extent the information therein is filed and not furnished), until all of the securities covered by this prospectus have been sold:

•	Annual Report on Form 10-K for the year ended December 31, 2023;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024; and

•	Current Reports on Form 8-K filed with the SEC on January 5, 2024, June 3, 2024 and June 24, 2024.

Upon written or oral request, we will deliver a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein), at no cost to you, by writing or telephoning us at the following address:

PacifiCorp

825 N.E. Multnomah Street, Suite 1900

Portland, Oregon 97232

Telephone: (888) 221-7070

Attention: Treasury

LEGAL MATTERS

The validity of the securities will be passed upon for us by Perkins Coie LLP, Portland, Oregon. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements of PacifiCorp as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to PacifiCorp’s annual report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2024 and 2023, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in PacifiCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and incorporated by reference herein, they did not audit, and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche

LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Costs and expenses payable by us in connection with the issuance and distribution of the securities being registered are set forth as follows:

Registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee fees		**
Rating agency fees		**
Indenture recording fees		**
Printing and delivery of registration statement, prospectus, certificates, etc.		**
Miscellaneous expenses		**
Total		$

* In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

** To be provided in an amendment or filing, or exhibit thereto, filed with the SEC, or reflected in the applicable prospectus supplement. These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is incorporated under the laws of the State of Oregon and is subject to the Oregon Business Corporation Act (the “OBCA”). The Company’s Third Restated Articles of Incorporation (“Restated Articles”), and Bylaws, as amended (“Bylaws”), require the Company to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification ultimately will be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Restated Articles would require indemnification at least to the extent that indemnification is authorized by the OBCA. The effect of the OBCA is summarized as follows:

(a)       The OBCA permits the Company to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding, other than an action by or in the right of the Company, against reasonable expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable to the Company or the person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

(b)       The OBCA permits the Company to grant a right of indemnification in respect of any proceeding by or in the right of the Company against the reasonable expenses (including attorneys’ fees) incurred, if the person concerned acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be granted if that person is adjudged to be liable to the Company unless indemnification is permitted by a court upon finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

(c)       Under the OBCA, the Company may not indemnify a person in respect of a proceeding described in (a) or (b) above unless one of the following determines that indemnification is permissible because the person has met the prescribed standard of conduct:

(1)   the Board of Directors of the Company (the “Board”), by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2)   if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding;

(3)   by special legal counsel selected by the Board or the committee thereof, as described in (1) and (2) above;

(4)   if special legal counsel cannot be selected as described in (3) above, then by special legal counsel selected by majority vote of the full Board, including directors who are parties to the proceeding; or

(5)   by the shareholders.

Authorization of the indemnification and evaluation as to the reasonableness of expenses are to be determined as specified in any one of (1) through (5) above, except that if the determination of that indemnification’s permissibility is made by special legal counsel, then authorization of indemnification and evaluation as to the reasonableness of those expenses is to be made by those entitled to select special legal counsel. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

(d)       Under the OBCA, the Company may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) a written affirmation of the director’s or officer’s good faith belief that he or she has met the prescribed standard of conduct and (ii) a written undertaking to repay the advance if it is ultimately determined that that person did not meet the standard of conduct.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any agreement, vote of shareholders, action of directors or otherwise. Resolutions adopted by the Board require the Company to indemnify directors and officers of the Company to the fullest extent permitted by law and are intended to create an obligation to indemnify to the fullest extent a court may find to be consistent with public policy considerations.

In addition, under the form of underwriting agreement that the Company expects to enter into in connection with any issuance of the securities, in certain circumstances, the underwriters will agree to indemnify the Company against certain liabilities, including liabilities under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

4.1	Mortgage and Deed of Trust dated as of January 9, 1989, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, incorporated by reference to Exhibit 4.1 to PacifiCorp’s Registration Statement on Form S-3 (No. 333-249044), filed on September 25, 2020 and Exhibit 4-E, Form 8-B, File No. 1-5152, as supplemented and modified by 35 Supplemental Indentures, each incorporated by reference.

Exhibit No.	File Type	Period or File Date	File Number

(4)(b)(a)	SE	November 2, 1989	33-31861
(4)(a)(a)	8-K	January 9, 1990	1-5152
(4)(a)(a)	8-K	September 11, 1991	1-5152
(4)(a)(a)	8-K	January 7, 1992	1-5152
(4)(a)(a)	10-Q	Quarter ended March 31, 1992	1-5152
(4)(a)(a)	10-Q	Quarter ended September 30, 1992	1-5152
(4)(a)(a)	8-K	April 1, 1993	1-5152
(4)(a)(a)	10-Q	Quarter ended September 30, 1993	1-5152
4(a)	10-Q	Quarter ended June 30, 1994	1-5152
4(b)	10-K	Year ended December 31, 1994	1-5152
4(b)	10-K	Year ended December 31, 1995	1-5152
4(b)	10-K	Year ended December 31, 1996	1-5152
4(b)	10-K	Year ended December 31, 1998	1-5152
99(a)	8-K	November 21, 2001	1-5152
4.1	10-Q	Quarter ended June 30, 2003	1-5152
99	8-K	September 9, 2003	1-5152
4	8-K	August 26, 2004	1-5152
4	8-K	June 14, 2005	1-5152
4.2	8-K	August 14, 2006	1-5152
4	8-K	March 14, 2007	1-5152
4.1	8-K	October 3, 2007	1-5152
4.1	8-K	July 17, 2008	1-5152
4.1	8-K	January 8, 2009	1-5152
4.1	8-K	May 12, 2011	1-5152
4.1	8-K	January 6, 2012	1-5152
4.1	8-K	June 6, 2013	1-5152
4.1	8-K	March 13, 2014	1-5152
4.1	8-K	June 19, 2015	1-5152
4.1	8-K	July 13, 2018	1-5152
4.1	8-K	March 1, 2019	1-5152
4.1	8-K	April 8, 2020	1-5152
4.1	8-K	July 9, 2021	1-5152
4.1	8-K	December 1, 2022	1-5152
4.1	8-K	May 17, 2023	1-5152
4.1	8-K	January 5, 2024	1-5152

4.2*	Form of Additional Bond.

4.3	Form of Indenture (Senior Debt Securities).

4.4	Form of Indenture (Subordinated Debt Securities).

4.4*	Form of Unsecured Debt Securities.

5.1	Opinion of Perkins Coie LLP.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee, under the Mortgage and Deed of Trust, dated as of January 9, 1989, between the Company and The Bank of New York Mellon Trust Company, N.A.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. for the form of senior unsecured indenture.

25.3	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. for the form of subordinated unsecured indenture.

107	Filing Fee Table.

*	To be filed, if necessary, as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.
(a)	Not available electronically on the SEC website as it was filed in paper previous to the electronic system currently in place.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on July 25, 2024.

PACIFICORP

By:	/s/ Nikki L. Kobliha
Nikki L. Kobliha
Director, Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Nikki L. Kobliha and Karen J. Kruse, as his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cindy A. Crane	Chair of the Board of Directors and Chief	July 25, 2024
Cindy A. Crane	Executive Officer (principal executive officer)

/s/ Nikki L. Kobliha	Director, Senior Vice President, Chief Financial Officer and	July 25, 2024
Nikki L. Kobliha	Treasurer (principal financial and accounting officer)

/s/ Calvin D. Haack	Director	July 25, 2024
Calvin D. Haack

/s/ Natalie L. Hocken	Director	July 25, 2024
Natalie L. Hocken